UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 26, 2016

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Commercial Vehicle Group, Inc. (the “Company”) announced that on September 27, 2016 at 12:20 PM Eastern Time, Patrick Miller, President and CEO; and Tim Trenary, Chief Financial Officer (the “Executive Team”) will present at the 2016 Deutsche Bank Leveraged Finance Conference at The Phoenician, in Scottsdale, Arizona (the “Deutsche Bank Conference”). Additionally, the Executive Team will deliver presentations to certain potential investors as part of one or more non-deal roadshows on September 27, 2016. A copy of the presentation for use during the Deutsche Bank Conference and the non-deal roadshows is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety to this Item 7.01. The Executive Team expects to discuss at the Deutsche Bank Conference and the non-deal roadshows, among other topics, the current Truck & Bus and Construction & Agriculture market dynamics and the Company’s overall financial strength and ability to drive value for shareholders.
To listen to a live Webcast of the Company's presentation, go to Commercial Vehicle Group's Website, www.cvgrp.com, click on "Investors" and then the Webcast icon. The presentation materials will also be posted on the Company Website and be archived there for a period of one year. As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
Exhibit 99.1 to this Current Report on Form 8-K, and the associated disclosure set forth under Item 7.01 above, are, to the extent required, hereby incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	A copy of the presentation for use during the Deutsche Bank Conference and the non-deal roadshows on September 27, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

September 26, 2016	By:	/s/ C. Timothy Trenary

Name: C. Timothy Trenary
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	A copy of the presentation for use during the Deutsche Bank Conference and the non-deal roadshows on September 27, 2016.